SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	87-0745202 (I.R.S. Employer Identification No.)

5847 San Felipe, Houston, Texas (Address of principal executive offices)	77057 (ZIP Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable):
333-125211
Securities to be registered pursuant to Section 12(b) of the Act: None.
Securities to be registered pursuant to Section 12(g) of the Act:
Units (each Unit consisting of one share of Common Stock and two Warrants)
(Title of class)
Common Stock (par value $0.0001 per share)
(Title of class)
Warrants (each Warrant is exercisable for one share of Common Stock)
(Title of class)

Information Required in Registration Statement
Item 1. Description of Registrant’s Securities to be Registered
The securities to be registered hereby are the common stock, units and warrants of JK Acquisition Corp. (the “Company”). The description of the common stock, units and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-125211, filed with the Securities and Exchange Commission on May 24, 2005, as amended on June 1, 2005, July 14, 2005, August 8, 2005, August 11, 2005 or as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein
Item 2. Exhibits
The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1	Amended and Restated Certificate of Incorporation.

*3.2	Amended and Restated Bylaws.

*3.3	Amendment to Amended and Restated Certificate of Incorporation.

*4.1	Specimen Unit Certificate.

*4.2	Specimen Common Stock Certificate.

*4.3	Specimen Warrant Certificate.

*4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

*4.5	Form of Unit Purchase Option

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-125211.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 16, 2005	JK ACQUISITION CORP.
	By:	/s/ James P. Wilson
James P. Wilson
Chairman of the Board and Chief Executive Officer